Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Auddia Inc. of our report dated March 5, 2025, relating to the financial statements of Auddia Inc, which appears in Auddia Inc’s Annual Form 10-K for the years ended December 31, 2024 and 2023. Our audit report includes an explanatory paragraph relating to Auddia Inc.’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ Haynie & Company

Salt Lake City, Utah

May 16, 2025